Exhibit 99.1

RedBall Acquisition Corp. and SeatGeek, Inc. Mutually Agree to Terminate Business Combination Agreement due to Unfavorable Market Conditions

NEW YORK, JUNE 1, 2022 – RedBall Acquisition Corp. (“RedBall”) (NYSE: RBAC), a publicly traded special purpose acquisition company, and SeatGeek, the technology platform that is transforming the live event experience for fans, teams, and venues, announced today that on May 31, 2022 the companies have mutually agreed to terminate their previously announced business combination agreement and plan of reorganization (the “Business Combination Agreement”) with immediate effect.

The parties decided to terminate the Business Combination Agreement as a result of current unfavorable market conditions, particularly impacting growth technology companies.

Andy Gordon, Partner at RedBird Capital, on behalf of RedBall, said, “SeatGeek is a great technology company with a proven track record of growth and strong momentum. However, given current market conditions, it was mutually determined that the best option for all parties at this time is for SeatGeek to remain private. We wish this incredible team continued success.”

Jack Groetzinger, SeatGeek CEO and Co-Founder, said, “Given the volatility in the public markets, together, we determined that a termination of the business combination was in the best interest of all parties. We have a tremendous amount of respect for the great team at RedBall and appreciate their partnership throughout the process. SeatGeek recently announced two record-breaking quarters – Q3 and Q4 of 2022 – and we remain confident in our continued long-term growth trajectory.”

As required by Cayman Islands law, RedBall will convene the extraordinary general meeting of RedBall’s shareholders scheduled to be held on June 1, 2022 to approve the proposed business combination. However, as a result of the termination of the Business Combination Agreement, at the extraordinary general meeting, RedBall intends that none of the proposed resolutions to approve the Business Combination Agreement and the connected matters concerning the transactions contemplated thereby will be put forward for the consideration and approval of RedBall’s shareholders and that the extraordinary general meeting will be adjourned indefinitely. In light of the termination of the Business Combination Agreement, the proposed business combination will not be concluded and any ordinary shares submitted for redemption will not be redeemed at this time and will be returned to the respective holder, broker or bank in the manner described in the definitive proxy statement for the extraordinary general meeting.

Additional information about the termination of the Business Combination Agreement will be provided in a Current Report on Form 8-K to be filed by RedBall with the U.S. Securities and Exchange Commission and available at www.sec.gov.

About RedBall Acquisition Corp.

RedBall Acquisition Corp. (NYSE: RBAC) is a blank-check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses with a focus on businesses in the sports, media and data analytics sectors, in particular professional sports franchises, which complement RedBall management team’s expertise and benefits from its strategic and hands-on operational leadership. RedBall’s management team represents a unique combination of operating, investing, financial and transactional experience.

About SeatGeek

SeatGeek is on a mission to transform the live-event experience for fans, teams and venues. By combining a consumer marketplace with innovative primary ticketing box office technology, SeatGeek has become a high-growth global ticketing leader. SeatGeek delights fans through industry-first features including: Deal Score, its proprietary ticket rating technology; Rally, its event-day operating system; and SeatGeek Swaps, the first return policy offered by a major ticketer. In parallel, the platform’s open-ecosystem enterprise ticketing software empowers teams, venues and promoters to efficiently grow their businesses while delivering the superior experience that all fans deserve.

SeatGeek is proud to partner with some of the most recognized names in sports and live entertainment across the globe including the Dallas Cowboys, Brooklyn Nets and Liverpool F.C., as well as Major League Soccer (MLS), National Football League (NFL), half of the English Premier League (EPL) and multiple theaters across NYC’s Broadway and London’s West End. Curious? Visit www.seatgeek.com.

Forward-Looking Statements

This press release contains certain statements that are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. You should not place undue reliance on forward-looking statements, which speak only as of the date of this report. Except as may be required under applicable securities laws, RedBall does not undertake any obligation to update these forward-looking statements and RedBall specifically disclaims any obligation to do so. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, those risks and uncertainties set forth under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration statement on Form S-4 and proxy statement/prospectus and other documents filed by RedBall from time to time with the SEC. In addition, forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects on RedBall. There can be no assurance that future developments affecting RedBall will be those that RedBall have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control or the control of RedBall) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of RedBall’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Media Contact

Dan Gagnier / Jeffrey Mathews, Gagnier Communications

seatgeek@gagnierfc.com

SeatGeek Media Relations

press@seatgeek.com